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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report, dated February 9, 2001, included in the HS Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this Amendment No. 1 to the registration statement on Form S-3.



                                                        ARTHUR ANDERSEN LLP



Denver, Colorado
  August 30, 2001